                            STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated June .... . 1999 by and among Oxford Financial
Holdings, Ltd., a Colorado corporation (the "Company"), Mighty Mack USA, Ltd., a Mississippi corporation ("Mighty Mack"), and the persons listed on Schedule A hereto, being the holders of all of the outstanding shares of the capital stock of Mighty Mack (each of whom may sometimes herein be referred to individually as a "Stockholder" and collectively as the "Stockholders").

This Agreement sets forth the terms and conditions upon which the Stockholders will sell to the Company, and the Company will purchase from the Stockholders, 53,022,950 shares of the common stock of Mighty Mack, no par value per share (the Mighty Mack Stock"), representing all of the outstanding shares of capital stock of Mighty Mack.

In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follow:

                                    ARTICLE I
                                  SALE OF STOCK

1.01. Stock to be Sold. Upon the execution and delivery hereof (the date upon which this Agreement is executed is sometimes herein referred to as the "Closing"), subject to the terms and conditions of this Agreement, the Stockholders will sell, assign, transfer and deliver the Mighty Mack Stock to the Company free and clear of all liens, charges, options or encumbrances of whatsoever nature.

1.02. Consideration. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of Mighty Mack and the Stockholders contained herein, and in consideration of tile sale, assignment, transfer and delivery of the Mighty Mack Stock, referred to in
Section 1.0 1. hereof upon the execution and delivery hereof, the Company Will issue I to the Stockholders 0.3075 restricted shares of the Company's Common Stock, no par value ("Stock") for each share of Mighty Mack Stock tendered by them in collection herewith all as set forth in Schedule A. The Common Stock shall have the rights and qualifications or restrictions as set forth in the Company's Certificate of Incorporation, a copy of which is attached hereto as Exhibit A (the "Certificate of Incorporation").

1.03. Additional Documents to be Delivered. At the Closing, the parties shall deliver the documentation set forth below:

(a) The Stockholders will deliver to the Company certificates representing 53,022,950 shares of Mighty Mack Stock, along with stock powers with respect to said shares endorsed in blank.

(b) The Company will deliver to Mighty Mack and the Stockholders (1) executed copies of the consents if any referred to in Section 7.14 hereof-, (ii) the opinion of counsel substantially in the form attached hereto as Exhibit B, (iii) the resignations of the officers and directors of the Company dated the date of the Closing, (iv) resolutions of the Board of Directors of the Company and the holders of a majority of the outstanding shares of the Company's Common Stock approving the certain amendments to the Company's Certificate of Incorporation and authorizing the filing of the Certificate of Amendment, (y) the cold comfort letter of the Companys certified public accountants, and (vi) all other previously undelivered documents required to be delivered by the Company to Mighty Mack at or prior to the Closing in connection with the transactions contemplated by this Agreement.

1.04. Further Assurances. After the execution hereof, Mighty Mack and the Stockholders shall from time to time, at the request of the Company and without further cost or expense to the Company, execute and deliver such other instruments of conveyance and transfer and take such other actions as the Company may reasonably request, in order to more effectively consummate the transactions contemplated hereby AND TO VEST IN THE COMPANY GOOD AND marketable title to the shares of Mighty Mack Stock being transferred hereunder and the current members of the Board of Directors and the current officers of the Company shall from time to time, at the request of the Stockholders and without further cost or expense to the Stockholders, execute and deliver such other documents and instruments and take such other actions as the Stockholders may reasonably request, in order to more effectively consummate the transactions contemplated hereby.

                                   ARTICLE II
          CANCELLATION OF CERTAIN SHARES OF PREFERRED STOCK AND COMMON
                     STOCK BY THE COMPANY AND THE PRINCIPALS

2.01. On the Closing Date, simultaneously with the consummation of the transactions contemplated hereby, the Company shall immediately thereafter cancel and retire 335,000 shares of the Preferred Stock. After the cancellation of said shares, there will be no shares of Preferred Stock issued and outstanding and 2,400,000 shares of Common Stock issued and outstanding in the Company. The number of shares of Company Stock to be issued to Mighty Mack shareholders on the Closing Date is set forth opposite his respective name on Schedule A attached hereto.

2.02. Change of Name. The Company's Board of Directors shall have approved a name change to Mighty Mack USA, Ltd.

2.03. Resignation of Directorships and Officership of the Company at Closing. Ross Peterson and Irma Gonzalez agree that at the time of Closing, each of them will resign their respective officerships and directorships with the Company, effective as of the Closing Date.

                                   ARTICLE III
                 SHAREHOLDER APPROVALS AND INFORMATION STATEMENT

3.01. Shareholder Approvals. A meeting of the shareholders of the Company shall be held on or before the Closing Date, to consider and act upon the transactions contemplated by this Agreement. Completion of the transactions set forth herein is contingent upon approval of this 51 % Agreement and those transactions contemplated herein by the holders of not less than 51% of the outstanding Company Stock, or by any larger number of shares required by and in accordance with applicable law.

3.02. Information Statement. Company has prepared (or will prepare) an Information Statement and related materials to be used in connection with a special meeting of shareholders of Company pursuant to Section 3.0 1. above, which meeting shall be held no later than June ..., 1999 unless all parties hereto unanimously consent in writing to hold such meeting at a mutually agreed upon later date.

3.03. Company shall not be obligated to conclude the acquisition of Mighty Mack Securities unless there shall be delivered to it at the closing all of the shares of Mighty Mack Securities as listed on Schedule A hereto.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF MIGHTY MACK

MIGHTY Mack hereby make the following representations and warranties to Company, each of which is true and correct on the date hereof and shall be true and correct at Closing:

4.01. Due Incorporation. Good Standing and Qualification. Mighty Mack is a corporation duty organized, validly existing and in good standing under the laws of the state of Mississippi with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The copies of the Certificate of Incorporation and By-Laws heretofore delivered to the Company are complete and correct copies of such instruments as presently in effect.

4.02. Corporate Authority. Mighty Mack has the full corporate power and authority to enter into this Agreement and (subject to any requisite approval by the Shareholders of Mighty Mack) to carry out the transactions contemplated by this

Agreement, and this Agreement is a valid and binding Agreement of Mighty Mack enforceable in accordance with the terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The Board of Directors of Mighty Mack has unanimously and duly authorized the execution, delivery and performance of this Agreement.

4.03. Capital Structure. As of the date of this Agreement, the authorized Capital Stock of Mighty Mack consists of (i) 75,000,000 shares of Common Stock with no par value, of which 53,022,950 shares are issued and outstanding and no shares are held in the treasury of Mighty Mack and (ii) 2,000,000 shares of Preferred Stock none of which shares are issued. Except as may be specifically described herein or in Mighty Mack's Certificate of Incorporation and/or in the Company's Information Statement, there are no options, warrants, rights, stockholder agreements or other agreements or instruments outstanding giving any person and/or firm the right to acquire any shares of Mighty Mack securities and there are no commitments to issue any options, warrants or rights to acquire shares of Mighty Mack Securities except as set forth in Section 4.03. of the Disclosure Schedule.

4.04. Subsidiaries. Except as set forth in Section 4.04. to the Disclosure Schedule Mighty Mack has no subsidiaries.

4.05. Litigation. To the best of its knowledge there are no pending or threatened material suits, legal proceedings, claims or governmental investigations of any kind against or with respect to Mighty Mack, the Might Mack Shareholders and/or Mighty Mack's assets or any basis for any such material suit, legal proceeding, claim or governmental investigation which would individually, or in the aggregate, have a materially adverse effect on the business or properties of Mighty Mack, except as may be set forth herein and/or in Schedule 4.05. of the Disclosure Statement hereto.

4.06. Taxes. Mighty Mack has filed all applicable federal, state, local and foreign tax returns required to be filed to date in accordance with the provisions of law pertaining thereto, and has paid all taxes, interest, penalties and assessments (including, without limitation, income, withholding, excise, unemployment, social security, occupation, transfer, Franchise, property, sales and use taxes, and all penalties and interest in respect thereof) required to have been paid to date.

4.07. Governmental Consent. To the best of Mighty Mack's knowledge, no permit, consent, approval or authorization or filing with, any governmental regulatory authority or agency is required of Mighty Mack in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

4.08. Compliance with Laws. Mighty Mack has not received any notice that it is not in compliance with all material applicable existing requirements of laws, (foreign, federal, state and local) and all existing applicable material requirements of governmental bodies or agencies having jurisdiction over it and to the best of its knowledge has all necessary licenses (foreign, federal, state and/or local) required of it in order to conduct its current business activities.

4.9. Conflict with Documents. Except as may be specifically provided for herein, neither the execution, delivery and performance of this Agreement by Mighty Mack, nor the consummation of the transactions contemplated hereby, either immediately or with the passage of time or the giving of notice or both will:

(a) conflict with or cause a breach or default under any of the terms and conditions of, or result in a termination or modification of or cause any acceleration of any material obligations of Mighty Mack under any contract, lease or other instrument to which Mighty Mack is bound; or

(b) conflict with any material provisions of Mighty Mack's Certificate of Incorporation, By-Laws or any other laws or regulations by which Mighty Mack is bound; or

(c) result in the creation or imposition of any liens, charges or encumbrances against Mighty Mack or any of its assets.

4.10. Absence of Material Changes. Except as specifically set forth herein or in Section 4. 10. of the Disclosure Document hereto or in Mighty Mack's Financial Statements since the date of the report referred to in Section 4 hereof

(a) There has not been any change materially adversely affecting the financial condition of Mighty Mack;

(b) Mighty Mack has operated its business in the ordinary course of business;

(c) Mighty Mack has maintained its books, accounts and records in the usual, customary and ordinary manner; and (d) Mighty Mack has not borrowed any money outside the ordinary course of business other than as indicated in the Notes to its aforesaid Financial Statements.

4.11. Statements and Other Documents Not Misleading. No provisions of this Agreement relating to Mighty Mack or any other document, schedule or other information furnished by Mighty Mack to Company in connection with the execution, delivery and performance of this Agreement, or specifically being identified as having been furnished by Mighty Mack in Company's Information Statement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statements, in light of the circumstances in which it is made, not misleading.

4.12. Acknowledgment of Awareness of Mighty Mack of Company's Intent to Become a 12(g) Reporting Company. Mighty Mack acknowledges being advised by Company that:

(a) Company is not currently subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, but was intending to file a Form 10 (or if applicable Form 10-SB) so as to register its securities pursuant to Section 12(g) of the 1934 Act, which filing shall now be undertaken by Mighty Mack and its counsel after the Closing Date.

(b) After the Closing Date, Mighty Mack and its counsel shall file the aforesaid Form 10 (or Form I O-SB).

(c) Mighty Mack shall be required to furnish such information concerning Mighty Mack as may be required by applicable laws, rules and regulations, including but not limited to, certified Financial Statements of Mighty Mack since its inception through the close of its current fiscal (or calendar) year (or such shorter period of time as may be necessary) and unaudited Financial Statements for any interim periods as may be required.

4.13. Mighty Mack agrees that for one year following the Company's Closing Date it shall not,

(a) reverse split its shares of common stock or

(b) issue by reclassification, reorganization or recapitalization of its Common Stock any, shares of Common Stock or other securities of the Company; or distribute, without receiving services or other consideration therefor, evidences of its indebtedness or assets, or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock except that Mighty Mack may acquire other entities as long as it remains in control of such merged entity or is the successor thereof.

                                    ARTICLE V
                               TITLE TO THE SHARES

Each of the Mighty Mack Shareholders shall represent and warrant to the Company as follows:

5.01. Ownership of Company Stock. The Stockholder is the sole lawful, beneficial, and record owner of the shares of Mighty Mack Stock listed on Schedule and has good and marketable title to such shares.

5.02. Power and Authority. The Stockholder has full right, power, and authority to execute and deliver, and to perform his obligations under, this Agreement and this Agreement has been duly executed and delivered by him and constitutes his valid and binding obligation.

5.03. Restricted Stock: Investment Intent.

(a) The shares of Common Stock issuable to the Stockholders pursuant to the terms hereof have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities acts and is issued in reliance upon certain exemptions contained in federal securities laws. There are substantial restrictions on the transferability of the shares of Common Stock.

(b) The shares of Common Stock are being acquired solely for the account of the Stockholder for investment and not with a view to or for the resale, distribution, sub-division or fractionalization thereof, and the Stockholder has no plans to enter into, and have not entered into, any contract, undertaking, agreement or arrangement to such end.

(c) Each certificate representing the shares of Common Stock issuable hereunder and any other securities issued in respect of the shares of Common Stock, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the shares of Common Stock evidenced by such certificate shall have been registered under the Act) also be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATE- AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED"

(d) Upon request of the holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefore free of any transfer legend, if, with such request, the Company shall have received either (1) an opinion from, legal counsel to the Stockholder, which such counsel shall be reasonably acceptable to the Company, which approval shall not be unreasonably withheld nor unduly delayed or (ii) a "no action" letter from the Securities and Exchange Commission ("SEC") to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Act and applicable state securities laws.

(e) The Common Stock issuable to the Stockholders hereunder shall not be transferable, except upon the conditions specified in this Article VI which conditions are intended among other things, to insure compliance with the provisions of the Act. The Stockholders agree to cause any proposed transferee of the shares of Common Stock to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Article VI.

5.04. No Registration of Shares. The Stockholder acknowledges that the shares of Common Stock issuable pursuant hereto have not been registered under the Act and are being or will be issued by reason of an exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein; that the Company currently is under no obligation to register any of said shares of Common Stock, and that none of such shares may be resold unless subsequently registered under the Act or unless an exemption from registration is available.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                   THE MEMBERS OF COMPANY'S BOARD OF DIRECTORS
                AND ITS OFFICERS IMMEDIATELY PRIOR TO THE CLOSING

         The Company and each of the members of the Board of Directors and the officers of the Company immediately prior to the Closing (which such persons are herein referred to as "Company Management") hereby represent, covenant and warrant to Mighty Mack and the Stockholders as follows:

6.0 1. Cooperate organization. Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has Rill corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions listed in Section 7.01 of the Disclosure Schedule, which are all the jurisdictions in which such qualification is required. The copies of the Certificate of Incorporation and By-Laws of the Company heretofore delivered to Mighty Mack are complete and correct copies of such instruments as presently in effect.

6.02. Capitalization of the Company. As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 50,000,000 shares of common stock, no par value per share, of which 2,400,000 shares are issued and outstanding and no shares are held in the treasury of the Company, and (b) 5,000,000 shares of preferred stock with no par value of which 335,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as described in Section 7.02 of the Disclosure Schedule, there are no outstanding
(a) securities convertible into or exchangeable for capital stock of the Company-, (b) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, wan-ants or rights.

6.03. Subsidiaries and Affiliates. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business.

6.04. Authorization, Etc. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Company has taken all action required by law, the Company's Certificate of Incorporation, its By-Laws or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court which any proceeding therefore may be brought.

6.05. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of incorporation or By-Laws of the Company, or violate, or are in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company under, any agreement or commitment to which the Company is a party or by which the Company is bound, or to which the property of the Company is subject, or violate any statute or law or any judgement, decree, order, regulation or rule of any court or governmental authority.

6.06. Financial Statements. The Company has heretofore delivered to Mickey Mack an Audited Financial of the Company as at June 30 in each of the years 1997 and 1998, and through March 31, 1999 all certified by Kish, Leake & Associates, P.C., independent certified public accountants, whose reports thereon are included therein. Such balance sheets and the notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of the Company as at the respective dates thereof, and such statements of operations, stockholders' equity and cash flows and the notes thereto are true, complete and accurate and fairly present the results of operations for the periods therein referred to; all in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

6.07. No Undisclosed Liabilities, Etc. The Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Company Balance Sheet, including reserves for all federal income and other taxes and all other liabilities of the Company at such dates, and the reserves reflected in the Company Balance Sheet are adequate, appropriate and reasonable.

6.08. Interim Operations. Since the date of the Company Balance Sheet, the business of the Company has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the Balance Sheet, there have not been any material adverse changes in the financial condition of the Company. Neither the Company nor Company Management is aware of any circumstances which may cause the Company to suffer any material adverse change in its financial condition.

6.09. Absence of Certain Changes. Except as and to the extent set forth in
Section 7.09. of the Disclosure Schedule, since the date of the Company Balance Sheet, the Company has not:

(a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

(b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

(c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

(d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

(e) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company;

(f) Made any change in any method of accounting or accounting practice;

(g) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors; or

(h) Agreed, whether in writing or otherwise, to take any action described in this Section.

6.10. Taxes. 'The Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, The licenses, sales or payrolls of any of it); the reserves for taxes reflected in the Company Balance Sheet are adequate; and there are no tax liens upon any property or assets of the Company. The federal income tax returns of the Company have been examined by the Internal Revenue Service for all periods to and including those set forth in Section 6. 1 0.(a) of the Disclosure Schedule; and, except to the extent shown therein, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by the Internal Revenue Service. Except to the extent set forth in Section 6. 10. of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return for any period. Copies of all income tax returns for the Company in respect of all years not barred by the statute of limitations have heretofore been delivered by the Company to Mighty Mack and all such returns are listed in
Section 6. 1 0.(b) of the Disclosure Schedule.

6.11. Contracts and Commitments. The Company is not a party to any agreements or contracts from which any rights and privileges inure to or obligations which are the responsibility of, tile Company.

6.12. Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending, threatened against or involving the Company, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby, and the Company does not know or have any reason to know of any valid basis for any such action, proceeding or investigation. The Company is not in default under or in violation of, nor is there nor does it know of any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or, by which it is bound. The Company is not subject to any judgement, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

6.13. Consents and Approvals of Governmental

No consent, approval or authorization of or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

6.14. Consents. No consent of any person is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements.

6.15. Compliance with Law. The operations of the Company have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past failure by the Company to comply with such laws, rules or regulations.

6.16. Environmental Protection. The operations of the Company have been conducted in accordance with all laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials -or wastes. Neither the Company nor Company Management is aware of nor has the Company received notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

6.17. Brokers and Finders. Except for Intercontinental Holding Company, neither the Company nor any of its officers or directors nor any of the Principals nor any of their respective affiliates, has employed any broker or finder or incurred any liability for any brokerage fees or commissions or the like in connection with this Agreement and the transactions contemplated hereby, and the principals jointly and severally shall indemnify and hold Mighty Mack, the Company and the Mighty Mack Shareholders harmless from and against any liability for any of the same, together with all costs of defending any claims or demands for the same, including but not limited to reasonable attorney fees.

6.18. Disclosure. All information relating to or concerning the Company set forth herein or provided to Mighty Mack and/or the Stockholders or their respective representatives and counsel in connection with the transactions contemplated hereby is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company confirms that it has not provided to Mighty Mack or any of the Stockholders or any of their representatives, agents or counsel any information that constitutes or might constitute material nonpublic information. The Company understands and confirms that the Stockholders shall be relying on the foregoing representation in effecting transactions contemplated hereby.

6.19. Conflict With Documents. Neither the execution, delivery and performance of this Agreement by Company nor the consummation of the transactions contemplated hereby, either immediately or with the passage of time or the giving of notice or both win:

(a) Conflict with or cause a breach or default under any of the terms and conditions of or result in termination or modification of or cause any acceleration of any obligations of Company under any contract, lease or other instrument to which Company is bound; or

(b) Conflict with or violate the provisions of COMPANY'S Certificate of Incorporation, as and if amended and By-Laws or any other laws or regulations by which Company is bound; or

(c) Result in the creation or imposition of any lien, charge or encumbrance against Company or any of its assets.

                                   ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF MIGHTY MACK

Mighty Mack and the Stockholders hereby represent, covenant and wan-ant to the Company as follows:

7.01. Corporate Organizations, Etc. Mighty Mack is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the Certificate of Incorporation and By-Laws of Mighty Mack heretofore delivered to the Company are complete and correct copies of such instruments as presently in effect.

7.02. Capitalization of Mighty Mack. As of the date of this Agreement, the authorized capital stock of Mighty Mack consists of 1,000,000 shares of Class A Preferred Stock of which none are issued and outstanding, 1,000,000 shares of C lass B Preferred Stock of which none are issued, and outstanding, and 75,000,000 shares of Common Stock with no par value, of which are issued and outstanding. All issued and outstanding shares of capital stock of Mighty Mack are validly issued, fully paid and nonassessable. There are no outs ding (a) securities convertible into or exchangeable for capital stock of Mighty Mack; (b) option , warrant or other rights to purchase or subscribe to capital stock of Mighty Mack or securities convertible into or exchangeable for capital stock of Mighty Mack; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Mighty Mack, any such convertible or exchangeable securities or any such options, warrants or rights.

7.03. Authorization, Etc. Mighty Mack has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Mighty Mack has taken all action required by law, Mighty Mack's Certificate of Incorporation, its By-Laws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Mighty Mack enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

7.04. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of Mighty Mack, or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any agreement or commitment to which Mighty Mack is a party or by which Mighty Mack is bound, or to which the property of Mighty Mack is subject, or violate any statute or law or any judgement, decree, order, regulation or rule of any court or governmental authority.

7.05. Subsidiaries and Affiliates. Except as described in Section 7.04. to the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business.

7.06. Financial Statements. Mighty Mack has heretofore delivered to the Company an unaudited balance sheet of Mighty Mack as of November 1998 and for the 4 month period ended April 30, 1999 (the balance sheet for the period ended is herein referred to as the "Mighty Mack Balance Sheet" ) prepared by management of Mighty Mack. Such balance sheets and the notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of Mighty Mack as at the respective dates thereof, and such statements of operations, stockholders' equity and cash flows and the notes thereto are true, complete and accurate and fairly present the results of operations for the period therein referred to; all in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

7.07. No Undisclosed Liabilities, Etc. The Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Mighty Mack Balance Sheet, including reserves for all federal income and other taxes and all other liabilities of the Company at such dates, and the reserves reflected in the Mighty Mack Balance Sheet are adequate, appropriate and reasonable.

7.08. Interim Operations. Since the date of the Mighty Mack Balance Sheet the business of the Company has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the Mighty Mack Balance Sheet, there have not been any material adverse changes in the financial condition of the Company. Neither Mighty Mack nor its management is aware of any circum tan es which may cause Mighty Mack to suffer any material adverse change in its financial condition.

7.09. Absence of Certain Changes. Except as and to the extent set forth in
Section 7.09. of the Disclosure Schedule, since the date of the Mighty Mack Balance Sheet, Might Mack has not:

(a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

(b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; (c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Mighty Mack Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Mighty Mack Balance Sheet.

(d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest encumbrance, restriction or charge of any kind;

(e) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Mighty Mack;

(f) Made any change in any method of accounting or accounting practice;

(g) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors; or

(h)Agreed, whether in writing or otherwise, to take any action described in this Section. 7. 10. Taxes. Except as described in Section 7. 10. of the Disclosure Schedule, Mighty Mack has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes or other charges due or claimed to be de from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of it); the reserves for taxes reflected in the Mighty Mack Balance Sheet are adequate; and there are no tax liens upon any property or assets of Mighty Mack.

7.11. Patents, Trademarks, Trade Names, Etc. Mighty Mack owns, or is licensed or otherwise has the full right to use, all patents, trademarks and trade names used in or necessary for the conduct of the business as heretofore, or as may hereafter be, conducted. Section 7.11. of the Disclosure Schedule contains an accurate and complete description of all patents, trademarks, trade names and copyrights used or proposed to be used by Mighty Mack. The consummation of the transactions contemplated hereby will not alter or impair any such rights; no claims have been. asserted by any person to the use of any such patents, trademarks or trade names or challenging or questioning the validity or effectiveness of any such license or agreement, and Mighty Mack does NOT KNOW OF ANY VALID BASIS FOR any such claim; and the use of such patents, trademarks, trade names or copyrights by Mighty Mack does not infringe on the rights of any person.

7.12. Contracts and Commitments. Except as set forth in Section 7.12. of the Disclosure Schedule:

(a) Mighty Mack is not party to any agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution;

(b) No purchase contracts or commitments of Mighty Mack continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of business or at any excessive price; except for contracts between Product Services Company, Inc. and Delta Pine and Land Company to be assigned to Mickey Mack and on asset purchase contract with Ted Dickerson and Product Services Co. Inc.

(c) There are no outstanding sales contracts, commitments or proposals of Mighty Mack which continue for a period of more than 12 months or will result in any loss to Mighty Mack on completion or performance thereof after allowance for direct distribution expenses;

(d) Mighty Mack has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not;

(e) Mighty Mack has no employment agreement, or any other agreement that contains any severance or any severance or termination pay liabilities or obligations;

(f) Mighty Mack is not party to any collective bargaining or union contracts or agreements;

(g) Mighty Mack is not in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it;

(h) Mighty Mack has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

7.13. Agreements in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referred to in the Disclosure Schedule are valid and in full force and effect, and true copies thereof have been heretofore made available to Acquiror.

7.14. Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Mighty Mack, threatened against or involving Mighty Mack, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Mighty Mack pursuant to this Agreement or in connection with the transactions contemplated hereby-, and Mighty Mack does not know or have any reason to know of any valid basis for any such action, proceeding or investigation. Mighty Mack is not subject to any judgement, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

7.15. Consents and Approvals of Governmental Authorities. No consent, approval or authorization of or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII
                  COVENANTS OF MIGHTY MACK AND THE STOCKHOLDERS

         Mighty Mack and the Stockholders hereby covenant and agree with the Company as follows:

8.01 Full Access. MIGHTY Mack has afforded to the Company and its counsel, accountants and other representatives full access to the offices, properties, books and records of Mighty Mack in connection with the investigation into the affairs of Mighty Mack as the Company has requested.

8.02. Supplements to Disclosure Schedule. From time to time prior to the Closing, Mighty Mack will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made pursuant to this section shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless the Company specifically agrees thereto in writing.

8.03. Certificates. At the Closing, Mighty Mack and the Stockholders will furnish the Company with such certificates of its officers and others to evidence compliance with the covenants set forth in this Article VIII as may be reasonably requested by the Company.

                                   ARTICLE IX
                       COVENANTS OF COMPANY AND PRINCIPALS

From the date hereof until the Closing Date, Company shall and Principals shall cause Company to:

9.01. File as promptly as practicable after the date of its special meeting of shareholders referred to in Section 3 (a) hereof a Form 10 Registration Statement describing the transactions contemplated by this Agreement, and shall have complied with all required SEC requirements in accordance with applicable filings, rules and regulations in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

9.02. Conduct its business activities and affairs in the ordinary course of business.

9.03. Use its best efforts to preserve its business organization intact.

9.04. Properly and promptly give Mighty Mack notice of any change in its financial condition, business or affairs.

9.05. Not mortgage, pledge, transfer or assign any of its assets, nor dissolve, liquidate, cease to do business as a going concern or. merge with any other entity.

9.06. Maintain its books and records in a manner consistent with past practices.

9.07. Not incur any liabilities or contingent liabilities; and not enter into any agreements (except as may be indicated in this Acquisition Agreement).

9.08. Make available for inspection all books and records or other information which Mighty Mack may reasonably request from time to time as Mighty Mack deem necessary or appropriate to evaluate the business, affairs and financial condition of Company.

9.09. Company and Principals shall and Principals shall cause Company and their respective representatives to: (i) retain as confidential and not to reveal to any others for any reason whatsoever all information furnished by Mighty Mack or at its request, concerning Mighty Mack, its present and proposed business, its financial condition, and its officers, directors and Mighty Mack Shareholders; and (ii) not, directly or indirectly, use any such information to compete in any way with any present or presently contemplated business of Mighty Mack.

9.10. Company shall not issue any public statement, cause any press releases to be issued or cause any mailings to its stockholders to be made regarding any of the transactions contemplated herein without first providing and obtaining Mighty Mack Principals Shareholders' written consent regarding publication of such statements, which consent shall not be unreasonably withheld.

9.11. Company shall prepare and annex as Exhibit hereto a complete schedule of all accounts payable, warrants and options and represents that same is wholly accurate and complete in all material respects.

                                    ARTICLE X
                  CONTINUATION AND SURVIVAL OF REPRESENTATION,
                            WARRANTIES AND COVENANTS

All representations, warranties and covenants made in this Agreement shall continue to be true and correct at and as of the Closing Date and shall survive the Closing and the consummation of the transactions contemplated by this Agreement for two years from he Closing Date hereof unless otherwise expressly provided herein.

                                   ARTICLE XI
                CONDITIONS PRECEDENT TO THE OBLIGATION OF COMPANY

The obligation of Company under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date.

11.0 1. Accuracy of Representations and Warranties. The representations and warranties of Mighty Mack under Section VII hereof, and Mighty Mack Shareholders under paragraph 6 hereof, herein contained shall have been true and correct in all material respects when made, and, in addition, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on the Closing Date.

11.02. Performance of Agreements Mighty Mack and Mighty Mack Shareholders shall have in all material respects performed all obligations, agreements, covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

11.03. Corporate Approvals. All necessary corporate action on the part of the directors and holders of Mighty Mack Securities approving the transactions contemplated by this Agreement shall have been taken.

11.04. Opinion of Counsel to Mighty Mack receini unse y Mack. Company sive an op on of co to Mighty Mack, to the effect that:

(a) Mighty Mack is a corporation duly organized, validly existing and in good standing under the laws of the state of Mississippi and has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as then being conducted and to consummate the transactions contemplated hereby.

(b) All necessary corporate proceedings of the Board of Directors of Mighty Mack and holders of Mighty Mack Securities to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken;

(c) This Agreement has been duly authorized, executed and delivered by Mighty Mack and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except for established equitable defenses;

(d) Such counsel (who need not make inquiry of others for such purpose) knows of no actions, suits or proceedings pending or threatened against or affecting Mighty Mack which would result in a breach of the representations and warranties set forth in this Agreement, except as disclosed herein;

(e)The Mighty Mack Securities to be delivered to Company on the Closing Date in accordance with the terms of this Agreement, shall vest in Company all right, title and interest in 100% of the then issued and outstanding shares of Mighty Mack Securities and said shares are duly and validly issued, fully paid and non-assessable.

(f) Satisfactory to Counsel. All proceedings taken by Mighty Mack and all instruments executed and delivered by Mighty Mack on or prior to the Closing Date in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to counsel for Company.

(g) Absence of Prohibitions. No court order prohibiting the acquisition by Company of the Mighty Mack Securities set forth herein shall be in effect in any litigation described in Exhibit hereto as of the Closing Date.

                                   ARTICLE XII
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MIGHTY MACK
                          AND MIGHTY MACK SHAREHOLDERS

The obligations of Mighty Mack and Mighty Mack Shareholders under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date;

12.0 1. Accuracy of Representations and Warranties. The representations and warranties of Company and Principals herein contained shall have been true and correct in all respects when made, and in addition, shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on the Closing Date.

12.02. Performance and Agreements. Company shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

12.03. Corporate Approval. All necessary corporate action on the part of the Board of Directors and Shareholders of Company approving the transactions contemplated by this Agreement shall have been taken.

12.04. Cash of Company As of the time of the Closing, the Company shall have cash and/or cash equivalents of not less than $ in excess of all liabilities (accrued, contingent or otherwise) of Company at that time excepting for legal and/or accounting expenses relating to the transactions contemplated herein and in Section VIII hereof.

12.05. Opinion of Counsel to Company and Principals. Mighty Mack and Mighty Mack Shareholders shall have received an opinion of Randall Lanham Esq., counsel to Company and Principals, to the effect that:

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite power under the laws of its state of incorporation to carry on its business as then being conducted and to consummate the transactions contemplated hereby;

(b) All necessary corporate proceedings of the Board of Directors and Shareholders and Principals of Company to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken;

(c) This Agreement has been duly authorized, executed and delivered by Company and Principals and constitutes its legal and valid binding obligation of Company and Principals, enforceable against them in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors' rights, generally;

(d) Such counsel (who need not make inquiry of others for such purpose) knows of no actions, suits or proceedings pending or threatened against or affecting Company or Principals which would result in a breach of the representations and warranties set forth in a breach of the representations and warranties set forth in this Agreement, except as disclosed herein;

(e) The shares of Company Stock to be issued to the Mighty Mack Shareholders on the Closing Date in accordance with this Agreement shall vest in each of them all right, title and interest in and to said shares and said shares when issued shall be duly and validly issued, fully paid and non-assessable; and

(f) Company has the legal right to consummate the transactions enumerated in this Agreement subject to and contingent upon the timely obtaining of necessary Company stockholder approval in ACCORDANCE WITH THE LAW OF THE STATE OF Colorado, which requires approval 51% of the holders of no less than of all outstanding shares entitled to vote thereon.

12.06. Proceedings Satisfactory to Counsel. All proceedings taken by Company and all instruments executed and delivered by Company on or prior to the Closing Date in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to counsel for Mighty Mack.

12.07. Directors and Officers. Company and Principals shall cause all of Company's Directors and Officers to remain as is until replaced as a result of a Special Meeting of Company's Stockholders. Each of such officers and directors shall execute written resignations, each resigning from their respective positions with Company with such resignations to be tendered at closing and to be deemed effective immediately upon acceptance by Mighty Mack.

12.08. No Obligations, etc. The Mighty Mack Shareholders shall have received documentation establishing to their reasonable satisfaction and that of their counsel that Company has no further obligations in respect of prior dealings with anyone or any firm except as disclosed herein and/or in Company's Information Statement, if any.

                                  ARTICLE XIII
                    DELIVERIES TO COMPANY ON THE CLOSING DATE

On the Closing Date, Mighty Mack and Mighty Mack Shareholders shall deliver to Company the following:

13.01. Two certificates (i) one of which is executed by the President of Mighty Mack confirming that the representations and warranties made pursuant to Section VIII of this Agreement, and (ii) the second of which is executed by Mighty Mack Shareholders confirming that the representations and warranties made pursuant to section 10 of this Agreement, are true and correct in all material respects when first made and on the Closing Date.

13.02. Certified copies of resolutions duly adopted by the Board of Directors of Mighty Mack authorizing the execution, delivery and performance of this Agreement and the Consummation of the transactions contemplated hereby.

13.03. Good Standing Certificate or its equivalent issued by the appropriate jurisdiction of incorporation authorities and dated on or before June 21, 1999.

13.04. Opinion of counsel to Mighty Mack in the form provided in Section.

13.05. Investment letters executed by all recipients of Company Stock in the form of Exhibit D attached hereto.

13.06. Certificates for not less than all of the Mighty Mack Securities in form satisfactory for transfer.

13.07. Resignations of the present officers and directors of Company, and such other documents as counsel of MIGHTY MACK shall reasonably request in writing.

13.08. Investment Letter executed by Company in the form of Exhibit attached hereto.

                                   ARTICLE XIV
                 DELIVERIES, TO MIGHTY MACK ON THE CLOSING DATE

On the Closing Date, Company shall deliver to Mighty Mack the following:

14.01. Certificate executed by the President and Principals of Company confirming that the representations and warranties made pursuant to the Agreement are true and correct when first made and on the Closing date and confirming compliance with the provisions of Section hereof

14.02. Certified copies of resolutions duly adopted by the Board of Directors and Shareholders of Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

14.03. Good Standing Certificates issued by the Secretary of State of the State of Colorado and dated on or before June 21, 1999.

14.04. Opinion of special counsel of Company in the form provided in Section.

14.05. Stock certificates evidencing ownership of Company Stock registered in the names of the holders of Mighty Mack Securities delivering their shares to Company, issued pursuant to Section 2 hereof.

                                   ARTICLE XV
                                     CLOSING

The parties hereto agree that the closing hereunder (Closing) and the Closing Date hereunder shall be held on or before July 1, 1999 unless the parties shall otherwise unanimously agree in writing to a later date. In the event this transaction has not closed by July 1, 1999, it may be abandoned by either party pursuant to Section XVIII hereof.

                                   ARTICLE XVI
                      REMEDIES FOR BREACH OF THIS AGREEMENT

16.01. Investigations-, Survival of Representations and Warranties. The respective representations and warranties of the Company on the one hand, and MIGHTY MACK and the Stockholders on the other, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation make by any party hereto. Each and every such representation and warranty shall survive the Closing hereof (even if the party had reason to know of any misrepresentation or breach of warranty at the time of Closing) and shall continue in full force and effect for a period of three years thereafter (subject to any statutes of limitations).

16.02. Indemnification.

(a) Indemnification by the Stockholders. The stockholders shall indemnify and hold harmless the Company in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by MIGHTY MACK in connection with each and all of the following:

(i) any breach of any representation or warranty made by the Company and/or the Stockholders in this agreement;

(ii) the breach of any covenant, agreement or obligation of the Company contained in this agreement or any other instrument contemplated by this Agreement; and

(iii) any misrepresentation contained in any statement or certificate furnished by the Company pursuant to this Agreement.

(b) Indemnification by MIGHTY MACK and the Stockholders MIGHTY MACK and the Stockholders shall indemnify and hold harmless the Company in respect of any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal and accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Company, in connection with each and all of the following:

(i) any breach of any representation or warranty made by MIGHTY MACK and/or the Stockholders in this Agreement;

(ii) the breach of any covenant, agreement or obligation of MIGHTY MACK and/or the Stockholders contained in this Agreement or any other instrument contemplated by this Agreement: and

(iii) any misrepresentation contained in any statement or certificate furnished by MIGHTY MACK and/or the stockholders pursuant to this Agreement.

(c) Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the" indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim by a third party the notice to the indemnifying party shall specify, if known, a reasonable estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by the third party without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit in accordance with subsection (d), below.

(d) Defense by Indemnifying Party In connection with any claim by a third party giving rise to indemnity hereunder, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of such claim if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such a claim. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim ro litigation, in such manner as it may deem appropriate, including settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

(e) Claims Subject to this Article. All claims by any party for any losses, damages, liabilities and expenses reasonably incurred by such party hereto shall be subject to the provision of this Article XVI.

                                  ARTICLE XVII
                        WAIVER, MODIFICATION ABANDONMENT

17.01. Waivers. The failure of Company or the Principals to comply with any of their obligations, agreements or conditions as set forth herein may be waived expressly in writing by MIGHTY MACK, by action of its Board of Directors without the requirement of a vote of holders of MIGHTY MACK Securities. The failure of MIGHTY MACK and/or the MIGHTY MACK Shareholders to comply with any of their obligations, agreements or conditions as set forth herein may be waived expressly in writing by Company, by action of its Board of Directors, without the requirement of a vote of Company Shareholders.

17.02. Modification. This Agreement may be modified (only in writing) at any time in any respect by the unanimous consent of all of the parties hereto.

17.03. Abandonment. The transactions contemplated by this Agreement may be abandoned on or before the Closing Date, notwithstanding approval of this Agreement by the shareholders of any party but only:

(a) By the mutual agreement of the respective Boards of Directors of Company and MIGHTY MACK;

(b) By the Board of Directors of Company if any of the conditions provided in Section or Section shall not have been satisfied, complied with or performed in any material respect, and the Board of Directors of Company shall not have waived in writing such failure of satisfaction, non-compliance or non-performance; or

(a) By the Board of Directors of MIGHTY MACK, if any of the conditions provided in Section or Section shall not have been satisfied, complied with or performed in any material respect, and the Board of Directors of MIGHTY MACK shall not have waived in writing such failure of satisfaction, non-compliance or non-performance.

17.04. Effect of Abandonment. If the transactions contemplated by this Agreement are abandoned as provided for in Section 17 hereof, (i) this agreement shall forthwith become wholly void and shall have no effect without liability to any party to this Agreement (except as heretofore indicated in paragraph (c) above) or to the directors, officers, representatives and agents of any such parties and (ii) each party shall pay its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of its counsel, accountants, and other experts.

                                  ARTICLE XVIII
                                    EXECUTION

18.01. Execution. This Agreement shall become binding legally effective when it has been executed by Company, the Principals, MIGHTY MACK and MIGHTY MACK Shareholders.

                                   ARTICLE XIX
                                 MISCELLANEOUS.

19.01. Finders. Except as may be specifically set forth herein or in Exhibit hereto, the parties acknowledge that there are no persons entitled to receive any finder's fee, brokerage or similar commission or fee in connection with the transactions contemplated by this Agreement and each party hereto indemnifies and holds the other parties harmless against any claim for any such finders fee based on the alleged retention of a finder.

19.02. Controlling Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York notwithstanding any New York or other conflict-of-law provisions to the contrary.

19.03. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and, received when delivered against receipt or when deposited in the United States mails, first class, postage prepaid, addressed as set forth below:

(a) If to Company:

Oxford Financial Holdings, Ltd.
5225 Collins Avenue Suite 1520
Miami Beach, Florida 33140
Attn.: Irma Gonzalez

with a copy, given in the manner prescribed above to:

Joseph B. LaRocco, Esq.
49 Locust Avenue, Suite 107
New Canaan, CT 06840

(b) if to MIGHTY MACK and MIGHTY MACK Shareholders:

MIGHTY MACK USA, LTD.
P.O. Box 198
624 Highway 487 South
Una, NIS 39094
Attn: Mr. Martin Schneider, CFO

With a copy, given in the manner prescribed above to:

Michael M. Louvier, Esq.
P.O. Box 1375
Brandon, MS 39043

Any party may alter the address to which communications are to be sent by giving written notice of such change of address by conformity with the provisions of this paragraph of the giving of notice.

19.04. Binding Nature of Agreements, No Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

19.05. Entire Agreement, Amendment. This Agreement and Addendums hereto contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This agreement may not be modified or amended other than by an agreement in writing.

19.06. Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such actions as may be reasonably requested by any other party to carry out the intended purposes of this Agreement.

19-07. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

19.08. Stockholders undertaking those persons and/or firms who have executed this Agreement (other that MIGHTY MACK and MIGHTY MACK Shareholders) hereby irrevocably agree to vote all shares owned by them in Company in favor of the proposed acquisition..

19.09. Publicity. Neither the Company nor MIGHTY MACK shall make issue, or cause to be made or issued, any announcement or written statement concerning this Agreement provision of this Agreement is so broad as to be unenforceable, such provision shall be construed to be only so broad as is enforceable.

19.10 Incorporation of Schedules and Exhibits. The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

19.11. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption shall arise favoring or disfavoring any party by virtue of the authorship of any of the deemed to also to refer to all the rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty or covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

OXFORD FINANCIAL HOLDINGS, LTD.

By   /s/ Ross Peterson
     --------------------------------
     Ross Peterson, President

MIGHTY MACK USA, LTD.

By   /s/ Robert C. Furrer
     --------------------------------
     Robert C. Furrer, Chairman & CEO

By   /s/ Martin F. Schneider
     --------------------------------
     Martin F. Schneider, Vice Chairman & CFO

MIGHTY MACK SHAREHOLDERS:

By   /s/ Richard C.
     --------------------------------
     Richard C.

By
     --------------------------------

By   /s/ Joseph M. Brown
     --------------------------------
     Joseph M. Brown